UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 15, 2013 (July 11, 2013)

Dean Foods Company

(Exact name of registrant as specified in its charter)

Delaware	1-12755	75-2559681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Ave., Suite 3400

Dallas, TX 75204

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (214) 303-3400

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 11, 2013, Dean Foods Company (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) with JPMorgan Chase Bank, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as lenders. Subject to the terms and conditions set forth in the Loan Agreement, the Lenders have provided the Company with term loans in an aggregate principal amount of $626.75 million (the “Credit Facility”), consisting of: (a) a $545 million term loan that will be repaid no later than August 12, 2013, and (b) an $81.75 million term loan that will be repaid no later than September 9, 2013.

The Credit Facility was established in anticipation of the possible monetization of the Company’s remaining shares of Class A common stock of the Company’s former subsidiary, The WhiteWave Foods Company (“WhiteWave”).

The proceeds of the Credit Facility will be used by the Company for general corporate purposes. Loans outstanding under the Credit Facility will bear interest at the Adjusted LIBO Rate (as defined in the Loan Agreement) plus a margin of 2.50%. The Company may make optional prepayments of the loans, in whole or in part, without premium or penalty (other than any applicable breakage costs).

The Credit Facility is unsecured and is guaranteed by the Company’s existing and future domestic material restricted subsidiaries (as defined in the Loan Agreement), which are substantially all of the Company’s wholly-owned U.S. subsidiaries other than its receivables securitization subsidiaries (the “Guarantors”). WhiteWave is not a guarantor under the Credit Facility.

The Loan Agreement contains certain representations, warranties and covenants, including, but not limited to specified restrictions on acquisitions and payment of dividends, as well as maintenance of certain liquidity levels. The Loan Agreement also contains customary events of default and related cure provisions. The Company is required to comply with (a) a maximum consolidated net leverage ratio initially set at 4.00 to 1.00; and (b) a minimum consolidated interest coverage ratio set at 3.00 to 1.00.

This description of the Loan Agreement is qualified in its entirety by reference to the text of the Loan Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Each of the lenders and their respective affiliates have engaged, and may in the future engage, in commercial banking, financial advisory, investment banking and other services for the Company and its affiliates for which they have in the past received, and may in the future receive, customary fees. In particular, the lenders and their affiliates are agents and lenders under the Company’s senior secured credit facility, served as underwriters in connection with WhiteWave’s initial public offering, are serving as underwriters in connection with the proposed secondary offering of shares of WhiteWave’s Class A common stock currently held by the Company, and are lenders under WhiteWave’s senior credit facility.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the Loan Agreement, the terms of which are described under Item 1.01, on July 11, 2013, the Company drew $626.75 million under the Credit Facility.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Loan Agreement, dated as of July 11, 2013, among Dean Foods Company; JPMorgan Chase Bank, N.A.; and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2013	DEAN FOODS COMPANY

	By:	/s/ Rachel A. Gonzalez
Rachel A. Gonzalez Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Loan Agreement, dated as of July 11, 2013, among Dean Foods Company; JPMorgan Chase Bank, N.A.; and Merrill Lynch, Pierce, Fenner & Smith Incorporated.